Amendment No. 5
              TO AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT


     AMENDMENT NO. 5 to the Amended and Restated Expense Limitation Agreement, dated as of May 1, 2005, by and between Met Investors Advisory LLC (the "Manager") and Met Investors Series Trust (the "Trust").

     The Manager and the Trust hereby agree to modify and amend the Amended and Restated Expense Limitation Agreement effective as of October 9, 2001 (the "Agreement") between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) and the Trust, as amended on May 1, 2002, May 1, 2003, April 30, 2004 and November 3, 2004.

1. New Portfolios The Manager and the Trust have determined to add the Van Kamper Comstock Portfolio, ("New Portfolio") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to the New Portfolio as set forth in the attached schedule.

2. Schedule A Schedule A to the Agreement, as amended, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 5 to Schedule A attached hereto.

3. Term and Termination of Agreement The Term and Termination provisions of this Agreement are amended as follows:

     This Agreement shall continue in effect with respect to all of the Portfolios until April 30, 2006, and shall thereafter continue in effect with respect to each Portfolio from year to year provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Independent Trustees"). Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business; provided that, in case of termination by the Trust, such action shall be authorized by resolution of a majority of the Independent Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     In WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first above set forth.

         MET INVESTORS SERIES TRUST          MET INVESTORS ADVISORY LLC
         ON BEHALF OF EACH OF
         ITS PORTFOLIOS

         By: ________________________       By: ________________________
                  Elizabeth M. Forget            Elizabeth M. Forget
                  President                      President

                                 AMENDMENT NO. 5

                                   SCHEDULE A
                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:




                                                                                         Maximum Annual
Name of Portfolio                                                                    Operating Expense Limit
-----------------                                                                    -----------------------
Lord Abbett Bond Debenture Portfolio                                                          None
Lord Abbett Mid-Cap Value Portfolio                                                           None
Lord Abbett Growth and Income Portfolio                                                       None
Lord Abbett Growth Opportunities Portfolio                                                    0.90%
Lord Abbett America's Value Portfolio                                                         0.85%
PIMCO Total Return Portfolio                                                                  None
RCM Global Technology Portfolio                                                               1.10%
PIMCO Inflation Protected Bond Portfolio                                                      0.65%
Oppenheimer Capital Appreciation Portfolio                                                    0.75%
T. Rowe Price Mid-Cap Growth Portfolio                                                        0.90%
MFS Research International Portfolio                                                          1.00%
Janus Aggressive Growth Portfolio                                                             0.90%
Met/Putnam Capital Opportunities Portfolio                                                    None
Met/AIM Small Cap Growth Portfolio                                                            1.05%
Met/AIM Mid Cap Core Equity Portfolio                                                         0.90%
Harris Oakmark International Portfolio                                                        1.10%
Third Avenue Small Cap Value Portfolio                                                        1.00%
Neuberger Berman Real Estate Portfolio                                                        0.90%
Turner Mid-Cap Growth Portfolio                                                               0.95%
Goldman Sachs Mid-Cap Value Portfolio                                                         0.95%
MetLife Defensive Strategy Portfolio                                                          0.10%
MetLife Moderate Strategy Portfolio                                                           0.10%
MetLife Balanced Strategy Portfolio                                                           0.10%
MetLife Growth Strategy Portfolio                                                             0.10%
MetLife Aggressive Strategy Portfolio                                                         0.10%
Van Kampen Comstock Portfolio                                                                 0.80%


